UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2012, the Compensation Committee of the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s 2012 cash incentive plan applicable to the Company’s executive officers and other members of management for the Company’s fiscal year ending December 31, 2012 (the “2012 Cash Incentive Compensation Plan”). Payout under the 2012 Cash Incentive Compensation Plan is predicated upon achievement of (i) revenue targets for core products, (ii) revenue targets for new products, (iii) an earnings-per-share goal, and (iv) defined impact goals, with each of the foregoing as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2012 fiscal year. A description of the 2012 Cash Incentive Compensation Plan and related target bonuses are set forth on Exhibit 10.1 hereto and are incorporated by reference herein.

In addition, effective December 5, 2011, the Compensation Committee approved the Company’s Employee Deferred Bonus Compensation Program (the “2012 Employee Deferred Bonus Compensation Program”). A description of the 2012 Employee Deferred Bonus Compensation Program is set forth on Exhibit 10.2 hereto and is incorporated by reference herein.

On March 2, 2012, the Compensation Committee also approved the Company’s 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”). The 2012 Equity Incentive Plan provides for grants of equity awards to eligible employees of the Company, including the Company’s executive officers, subject to the terms described below and as set forth on Exhibit 10.3 hereto.

Under the 2012 Equity Incentive Plan, each participating employee receives equity incentive awards in the form of (i) non-qualified stock options; and (ii) performance-based restricted stock units. The vesting period for the non-qualified stock options is four years with the first 50% of such stock options vesting at the end of the second-year anniversary of the grant date and the remainder vesting 25% annually on each of the following two anniversaries thereafter. Vesting for the performance-based restricted stock units has a three-year cliff and is tied to achievement of a performance metric of compounded annual growth rate in earnings-per-share (EPS) in 2014 compared to a baseline EPS determined by the Compensation Committee for 2011. In addition, in the event that the Company achieves certain elevated performance metrics prior to the end of the three-year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2012 or 2013), the performance-base restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three-year term.

On March 2, 2012, the Compensation Committee approved a three percent (3%) increase in the annual base salary for each of the Company’s executive officers, with all such annual base salary increases effective as of the Company’s pay period beginning on March 5, 2012 (collectively and as set forth on Exhibit 10.4 hereto, the “2012 Annual Base Salaries”). The 2012 Annual Base Salaries are set forth on Exhibit 10.4 hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	2012 Cash Incentive Compensation Plan.

10.2	2012 Employee Deferred Bonus Compensation Program.

10.3	2012 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.4	2012 Annual Base Salaries for the Company’s Executive Officers, effective as of March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2012 Cash Incentive Compensation Plan.

10.2	2012 Employee Deferred Bonus Compensation Program.

10.3	2012 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.4	2012 Annual Base Salaries for the Company’s Executive Officers, effective as of March 5, 2012.